UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2026

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Inducement Agreement and Issuance of New Warrants

On March 31, 2026, Cadrenal Therapeutics, Inc. (the “Company”) entered into a warrant inducement letter agreement (the “Inducement Agreement”) with a holder (the “Holder”) of the Company’s warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued in a private placement offering that closed on November 4, 2024 (the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase up to an aggregate of 571,430 shares of Common Stock, at the adjusted exercise price of $4.50 per share (reduced from the initial exercise price of $16.50 per share). The offer and resale of the shares of Common Stock underlying the Existing Warrants (the “Existing Warrant Shares”) have been registered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-283226) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to the Inducement Agreement, will be effective for the issuance or sale, as the case may be, of the Existing Warrant Shares.

The transactions contemplated by the Inducement Agreement is expected to close on April 1, 2026 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The Company will receive aggregate gross proceeds of approximately $2.5 million from the exercise of the Existing Warrants, before deducting placement agent fees and other expenses payable by the Company.

In consideration of the Holder’s agreement to exercise the Existing Warrants (the “Warrant Exercise”), at the reduced exercise price of $4.50 per share (which is equal to the Minimum Price, as defined in Rule 5635(d)(1)(A) of The Nasdaq Stock Market, plus $0.25), in accordance with the Inducement Agreement, the Company issued to the Holder new unregistered Series B-1 Common Stock purchase warrants (the “Series B-1 Warrants”) to purchase an aggregate of 571,430 shares of Common Stock, equal to 100% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants, and new unregistered Series B-2 Common Stock purchase warrants (the “Series B-2 Warrants” and, together with the Series B-1 Warrants, the “New Warrants”) to purchase an aggregate of 571,430 shares of Common Stock, equal to 100% of the number of Existing Warrant Shares issued upon exercise of the Existing Warrants. The New Warrants are immediately exercisable at an exercise price of $4.50 per share. The shares of Common Stock issuable upon exercise of the New Warrant Shares are hereinafter referred to collectively as the “New Warrant Shares.” The Series B-1 Warrants and the Series B-2 Warrants are exercisable for a term of five (5) years and eighteen (18) months, respectively, from the date that the Resale Registration Statement (hereinafter defined) has been declared effective by the Securities and Exchange Commission (the “Commission”). The New Warrants and the New Warrant Shares are being issued in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The Company agreed in the Inducement Agreement to file a registration statement on Form S-3 to register the resale of the New Warrant Shares (the “Resale Registration Statement”) as soon as practicable (and in any event within 30 calendar days following the date of the Inducement Agreement), and to use commercially reasonable efforts to have the Resale Registration Statement declared effective by the Commission within 60 days following the date of the Inducement Agreement (or 90 days following the date of the Inducement Agreement in the event of a “limited review” or “full review” by the Commission) and to keep such Resale Registration Statement effective at all times until no Holder owns any New Warrants or New Warrant Shares.

The Company expects to use the net proceeds from the Warrant Exercise for working capital purposes.

Pursuant to the Inducement Agreement, the Company has agreed, with certain limited exceptions, for fifteen days following the Closing Date, not to issue any shares of Common Stock or Common Stock Equivalents (as defined in the New Warrants) or to file any registration statement.

H.C. Wainwright & Co., LLC (“HCW”) served as the Company’s exclusive placement agent in connection with the Warrant Exercise and other transactions described in the Inducement Agreement. Pursuant to the terms of an engagement letter, dated August 14, 2025, by and between the Company and HCW (the “Engagement Letter”), the Company agreed to: (i) pay to HCW a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holder upon exercise of the Existing Warrants, and (ii) issue to HCW, or its designees, warrants (the “Placement Agent Warrants”) to purchase up to 37,143 shares of Common Stock (the “Placement Agent Warrant Shares”), which is equal to 6.5% of the aggregate number of Existing Warrant Shares. The Placement Agent Warrants will have substantially the same terms as the Series B-1 Warrants, except that the Placement Agent Warrants will have an exercise price of $5.625 per share, which is equal to 125% of the exercise price of the New Warrants.

Terms of the New Warrants

The New Warrants will be immediately exercisable at an exercise price of $4.50 per share. The Series B-1 Warrants and the Series B-2 Warrants will be exercisable for a term of five (5) years and eighteen (18) months, respectively, from the date that the Resale Registration Statement has been declared effective by the Commission. If at any time after the 60-day anniversary of the date of issuance, a registration statement registering the issuance of the New Warrant Shares under the Securities Act is not effective or available, the holder will have the right, in its sole discretion, elect to exercise the New Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the New Warrants.

The exercise price of the New Warrants, and the number of New Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, recapitalization, reorganization or similar transaction, as described in the New Warrants.

A holder of New Warrants will not have the right to exercise any portion of the New Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants. However, a holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

In the event of a Fundamental Transaction (as such term is defined in the New Warrants), then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of its obligations under the New Warrants with the same effect as if such successor entity had been named in the New Warrant itself. If holders of Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then a holder of the New Warrants will be given the same choice as to the consideration it receives upon any exercise of the New Warrants following such Fundamental Transaction. Notwithstanding the foregoing, in the event of a Fundamental Transaction, the holders of the New Warrants will have the right to require the Company or a successor entity to purchase the New Warrant for cash in the amount of the Black Scholes Value (as defined in the New Warrant) of the unexercised portion of the New Warrants concurrently with or within 30 days following the consummation of a Fundamental Transaction. However, in the event of a Fundamental Transaction which is not in the Company’s control, including a Fundamental Transaction not approved by the Company’s board of directors, the holders of the New Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant that is being offered and paid to the holders of Common Stock in connection with the Fundamental Transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the Fundamental Transaction.

Except as otherwise provided in the New Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a New Warrants will not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises such warrant.

The foregoing summary of the Warrant Exercise, including the securities issued in connection therewith, the Inducement Agreement, the New Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 4.1 and 4.2, respectively, and are each incorporated herein by reference.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure regarding the New Warrants, the New Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares set forth under Item 1.01 is incorporated by reference into this Item 3.02. None of the New Warrants, the New Warrant Shares, the Placement Agent Warrants or the Placement Agent Warrant Shares have been registered under the Securities Act, and none may be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Current Report on Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K and Exhibit 10.1 to this Current Report on Form 8-K regarding the New Warrants are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Warrant Inducement Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2026	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang X. Pham
	Name:	Quang X. Pham
	Title:	Chairman and Chief Executive Officer

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